UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

The Growth for Good Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41149	66-0987010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 E 49th St. 11th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 450-1265

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right, and one-half of one redeemable warrant	GFGDU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	GFGD	The Nasdaq Stock Market LLC

Rights to acquire one-sixteenth of one Class A ordinary share	GFGDR	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GFGDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On December 14, 2021, The Growth for Good Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 25,300,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), one right (the “Rights”) and one-half of one redeemable warrant of the Company (the “Public Warrants”). Each Right entitles the holder thereof to receive one-sixteenth (1/16) of one Class A Ordinary Share at the closing of the initial business combination, and as a result, the holder must have 16 Rights in order to receive a Class A Ordinary Share at the closing of the initial business combination. Each whole Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $253,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s registration statement on Form S-1 (File No. 333-261369):

•	an Underwriting Agreement, dated December 9, 2021, by and among the Company and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company, attached hereto as Exhibit 1.1;

•	a Public Warrant Agreement, dated December 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Public Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Public Warrants; certain registration rights of the holders of Public Warrants; provision for amendments to the Public Warrant Agreement; and indemnification of the warrant agent by the Company under the Public Warrant Agreement, attached hereto as Exhibit 4.5;

•

a Private Warrant Agreement, dated December 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Private Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the warrants purchased under the Private Warrant Agreement (the “Private Warrants”); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Private Warrants; certain registration rights of the holders of Private Warrants; provision for amendments to the Private Warrant Agreement; and indemnification of the warrant agent by the Company under the Private Warrant Agreement, attached hereto as Exhibit 4.6;

•	a Rights Agreement, dated December 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), which sets forth the expiration of and procedure for exchanging the Rights; certain adjustment features of the terms of exchange; certain other provisions relating to exchange of the Rights; certain registration rights of the holders of Rights; provision for amendments to the Rights Agreement; and indemnification of the rights agent by the Company under the Rights Agreement, attached hereto as Exhibit 4.7;

•	a Letter Agreement, dated December 9, 2021, among the Company, the Sponsor (as defined below) and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 (the “Class B Ordinary Shares”), of the Company held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the required time period; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor, attached here as Exhibit 10.1;

•	an Investment Management Trust Agreement, dated December 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units (as defined below), and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement, attached here as Exhibit 10.2;

•	a Registration Rights Agreement, dated December 9, 2021, among the Company and G4G Sponsor LLC (the “Sponsor”) and certain other holders of the Company’s securities, which provides for customary demand and piggy-back registration rights for the Sponsor and such holders, attached here as Exhibit 10.3; and

•	a Private Placement Units Purchase Agreement, dated December 9, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 800,000 private placement units, each consisting of one Class A Ordinary Share and one-half of one Private Warrant exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $10.00 per unit (the “Private Placement Units”), attached here as Exhibit 10.4.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.5, 4.6, 4.7, 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.02.         Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private sale of 800,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $8,000,000. The Private Placement Units, which were purchased by the Sponsor, are identical to the Units, except the Private Placement Units do not contain Rights and the Private Warrants included in the Private Placement Units: (a) will not be redeemable by the Company and (b) may be exercised for cash or on a cashless basis, as described in Company’s registration statement. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Units have been issued pursuant to the Private Placement Units Purchase Agreement and the Private Placement Warrants have been issued pursuant to, and are governed by, the Private Warrant Agreement.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, in connection with the IPO, Isabelle Freidheim, Vikram Gandhi, and Alex Roetter (collectively, the “New Directors”) were appointed to the board of directors of the Company (the “Board”). Effective December 9, 2021, (i) each of Isabelle Freidheim, Vikram Gandhi, and Alex Roetter were appointed to the audit committee, (ii) each of Vikram Gandhi and Alex Roetter were appointed to the compensation committee and (iii) each of Isabelle Freidheim and Alex Roetter were appointed to the nominating committee.

Following the appointment of the New Directors, the Board is comprised of three classes. The term of office of the first class of directors, consisting of Isabelle Freidheim, will expire at the Company’s first annual general meeting. The term of office of the second class of directors, consisting of Vikram Gandhi and Alex Roetter, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Yana Watson Kakar, will expire at the third annual general meeting.

The Company entered into indemnity agreements with the New Directors and will reimburse the New Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. Other than the foregoing, none of the New Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01         Other Events

On December 9, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On December 14, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and among the Company and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein

3.2	Amended and Restated Memorandum and Articles of Association

4.5	Public Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

4.6	Private Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

4.7	Rights Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration Rights Agreement among the Company, the Sponsor and the other holders party thereto

10.4	Private Placement Units Purchase Agreement between the Company and the Sponsor

99.1	Press Release, dated December 9, 2021

99.2	Press Release, dated December 14, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2021

THE GROWTH FOR GOOD ACQUISITION CORPORATION

By:	/s/ Yana Watson Kakar
Name:	Yana Watson Kakar
Title:	Chief Executive Officer